EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference of our report included in this Form 10-K, into the Seitel, Inc. previously filed Form S-3 Registration Statements File Nos. 33-71968, 33-78554, 33-80574, 33-89890, and 333-71545, and Form S-8 Registration Statements File Nos. 33-36914, 33-78560, 33-89934, 333-01271, 333-12549 33,63383, and 333-64557.




ARTHUR ANDERSEN LLP


Houston, Texas
March 30, 1999